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                                                                            99.3



                          INDEPENDENT AUDITOR'S REPORT




The Stockholders and Board of Directors
Community Bankshares, Inc.:

We have audited the accompanying consolidated balance sheets of Community Bankshares, Inc. and subsidiaries as of December 31, 1996 and 1995 and June 30, 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the year ended December 31, 1996, the six months ended December 31, 1995 and for each of the years in the two-year period ended June 30, 1995. These consolidated financial statements are the responsibility of Community's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Community Bankshares, Inc. and subsidiaries at December 31, 1996, and 1995 and June 30, 1995, and the results of their operations and their cash flows for the year ended December 31, 1996, the six months ended December 31, 1995 and each of the years in the two-year period ended June 30, 1995, in conformity with generally accepted accounting principles.



                                        /s/ KPMG Peat Marwick LLP



Boston, Massachusetts
January 22, 1997